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                                                                    Exhibit 99.1

                          Annual Holders' Tax Statement

Summary of Payments for CPS Auto Receivables Trust 1998-4 for the Year Ended December 31, 1999

                                      Base Servicing       Principal Payments     Interest Payments
CPS Auto Receivables Trust 1998-4     $5,920,219           $91,934,195            $15,093,354



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